POWER OF ATTORNEY

Each of the undersigned entities (collectively, the "Reporting Persons") hereby authorizes and designates Paul Kessler, or such other person or entity as is designated in writing by Paul Kessler (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with Paul Kessler, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Persons may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to the Reporting Person's ownership of, or transactions in, securities issued by Innovative Card Technologies, Inc. (the "Company").

The Reporting Persons hereby further authorizes and designates Paul Kessler (the "Authorized Signatory") to execute and file on behalf of such Reporting Persons the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to the Reporting Persons shall continue until such Reporting Persons are no longer required to file any Reports with respect to each Reporting Person's ownership of, or transactions in, the securities of the Company, unless earlier revoked in writing. The Reporting Persons acknowledge that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

The undersigned have caused this Power of Attorney to be executed as of this 5th day of May, 2005.

By: ____________________
Name: Diana Derycz-Kessler

BRISTOL INVESTMENT FUND, LTD.

By: ____________________
Name: Paul Kessler
Its: Director